Exhibit 99.1

ATEC Reports Second Quarter 2024 Financial Results

And Raises Full-Year Guidance

Surgical revenue grew 27% and drove total revenue growth of 25% to $146 million

Full-year revenue and profitability guidance increased

CARLSBAD, Calif., July 31, 2024 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended June 30, 2024, and recent corporate highlights.

Second Quarter 2024 Financial Results

Quarter Ended June 30, 2024
Total revenue	$146 million
GAAP gross margin	71%
Non-GAAP gross margin	71%
GAAP operating expenses	$138 million
Non-GAAP operating expenses	$114 million
GAAP net loss	($41) million
Adjusted EBITDA	$5.6 million
Adjusted EBITDA margin	4%
Ending cash balance	$100 million

Recent Highlights

•
Launched EOS InsightTM, integrating the power of EOS imaging, automation and AI into spine operating rooms;
•
Continued to elevate U.S. footprint with expansion in several major markets, which was reflected in a record 244 surgeon training engagements;
•
Drove 20% growth in new surgeon adoption, a key leading indicator of long-term future growth;
•
Deployed over $50 million of revenue-generating assets to capitalize on new surgeon adoption, U.S. footprint expansion and market disruption;
•
Appointed Keith Valentine, spine veteran with over 30 years of direct spine industry experience, to the Board of Directors.

“In the second quarter, ATEC’s procedural thesis perpetuated best-in-class top line growth and fueled the accomplishment of several milestones,” said Pat Miles, Chairman and Chief Executive Officer. “The launch of EOS Insight has begun, enabling the translation of EOS images into unparalleled informatics that advance every step of the clinical experience. Surgeon training reached an all-time high fueled by accelerated surgeon demand in new and existing territories. We also progressed toward self-funded growth, inflecting to profitability. These are the expected results of a deliberate, spine-focused, long game, and testament that our best is yet to come.”

Financial Outlook for the Full-Year 2024

For the fiscal year ended December 31, 2024, the Company now expects total revenue to grow 25% to $602 million compared to the previous expectation of $601 million. This includes surgical revenue of $537 million and EOS revenue of $65 million. The Company now expects non-GAAP adjusted EBITDA of approximately $25.5 million compared to the previous expectation of $23.0 million.

Board Appointment

The Company announced that spine industry veteran Keith Valentine has been appointed as an independent director to the Board. With over 30 years of direct spine industry experience, Valentine has served as a Special Advisor to the Board since October 2023. Before that appointment, Valentine served as President and CEO of Orthofix, Inc., following his role as President and CEO of SeaSpine from 2015 to 2023. Before leading SeaSpine, Valentine served in various leadership capacities at NuVasive, Inc., from 2001 to 2015, most recently as President and COO. From 1992 through 2000, Valentine was part of Medtronic Spine & Biologics, most recently as VP, Marketing.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial into the live webcast, please register at this link. Access details will be shared via email.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth, and financial outlook and commitments; and the Company's ability to compel surgeon adoption and transform the sales channel. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable Third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Non-GAAP Definitions

Amortization of intangible assets: Represents amortization expense associated with intangible assets including, but not limited to customer relationships, intellectual property, and trade names acquired in business combinations and asset acquisitions.

Litigation-related expenses: We are involved in various litigation matters that from time-to-time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities Exchange Commission.

Other non-recurring expenses: These expenses represent non-recurring expenses that we consider to be one-time in nature.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value asset step-ups associated with tangible assets acquired from business combinations or asset acquisitions.

Restructuring expenses: From time-to-time, in order to realign the Company’s operations or to achieve synergies associated with an acquisition, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: These expenses represent one-time costs associated with business combinations and asset acquisitions. These items may include but are not limited to consulting and legal fees, contract termination costs and other related deal costs.

Adjusted EBITDA: Represents earnings before non-operating income/expense, taxes, depreciation and amortization, as adjusted for the applicable non-GAAP adjustments previously described.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenue from products and services	$145,573	$116,920	$284,050	$226,030
Cost of sales	42,979	52,379	84,105	91,064
Gross profit	102,594	64,541	199,945	134,966
Operating expenses:
Research and development	19,105	14,571	37,117	27,831
Sales, general and administrative	112,731	87,287	226,458	178,549
Litigation-related expenses	2,090	6,908	6,518	10,100
Amortization of acquired intangible assets	3,836	3,705	7,690	6,588
Transaction-related expenses	—	1,900	(117)	1,900
Restructuring expenses	139	29	927	204
Total operating expenses	137,901	114,400	278,593	225,172
Operating loss	(35,307)	(49,859)	(78,648)	(90,206)
Other expense, net:
Interest expense, net	(5,815)	(3,892)	(11,156)	(7,766)
Other income, net	156	2,324	274	3,030
Total other expense, net	(5,659)	(1,568)	(10,882)	(4,736)
Net loss before taxes	(40,966)	(51,427)	(89,530)	(94,942)
Income tax benefit	(286)	(50)	(355)	(36)
Net loss	$(40,680)	$(51,377)	$(89,175)	$(94,906)
Net loss per share, basic and diluted	$(0.29)	$(0.43)	$(0.63)	$(0.83)
Weighted average shares outstanding, basic and diluted	142,687	118,719	141,845	114,260
Stock-based compensation included in:
Cost of sales	$554	$16,226	$1,037	$22,232
Research and development	5,614	1,480	9,929	2,797
Sales, general and administrative	10,792	6,488	23,316	15,627
	$16,960	$24,194	$34,282	$40,656

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,828	$220,970
Accounts receivable, net	83,985	72,613
Inventories	172,314	136,842
Prepaid expenses and other current assets	20,478	20,666
Total current assets	376,605	451,091
Property and equipment, net	180,614	149,835
Right-of-use assets	37,178	26,410
Goodwill	72,008	73,003
Intangible assets, net	99,152	102,451
Other assets	3,029	2,418
Total assets	$768,586	$805,208

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$72,739	$48,985
Accrued expenses and other current liabilities	75,925	87,712
Contract liabilities	11,775	13,910
Short-term debt	2,289	1,808
Current portion of operating lease liabilities	6,723	5,159
Total current liabilities	169,451	157,574
Total long-term liabilities	558,421	545,915
Redeemable preferred stock	23,603	23,603
Stockholders' equity	17,111	78,116
Total liabilities and stockholders' equity	$768,586	$805,208

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2024	2023	2024	2023
	(unaudited)
	Gross profit, GAAP	$102,594	$64,541	$199,945	$134,966
	Add: amortization of intangible assets	307	220	614	440
	Add: stock-based compensation	554	16,226	1,037	22,232
	Add: purchase accounting adjustments on acquisitions	197	—	197	195
	Non-GAAP gross profit	$103,652	$80,987	$201,793	$157,833
	Gross margin, GAAP	70.5%	55.2%	70.4%	59.7%
	Add: amortization of intangible assets	0.2%	0.2%	0.2%	0.2%
	Add: stock-based compensation	0.4%	13.9%	0.4%	9.8%
	Add: purchase accounting adjustments on acquisitions	0.1%	0.0%	0.1%	0.1%
	Non-GAAP gross margin	71.2%	69.3%	71.0%	69.8%

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2024	2023	2024	2023
	(unaudited)
	Operating expenses, GAAP	$137,901	$114,400	$278,593	$225,172
	Adjustments:
	Stock-based compensation	(16,406)	(7,968)	(33,245)	(18,424)
	Litigation-related expenses	(2,090)	(6,908)	(6,518)	(10,100)
	Amortization of intangible assets	(3,836)	(3,705)	(7,690)	(6,588)
	Transaction-related expenses	—	(1,900)	117	(1,900)
	Restructuring expenses	(139)	(29)	(927)	(204)
	Other non-recurring expenses[1,2]	(1,608)	—	(1,608)	(1,349)
	Non-GAAP operating expenses	$113,822	$93,890	$228,722	$186,607

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2024	2023	2024	2023
	(unaudited)
	Net loss, GAAP	$(40,680)	$(51,377)	$(89,175)	$(94,906)
	Other expense, net	5,659	1,568	10,882	4,736
	Income tax benefit	(286)	(50)	(355)	(36)
	Depreciation	15,735	9,758	29,459	18,347
	Amortization of intangible assets	4,143	3,925	8,304	7,028
	EBITDA	(15,429)	(36,176)	(40,885)	(64,831)
	Add back significant items:
	Stock-based compensation	16,960	24,194	34,282	40,656
	Purchase accounting adjustments on acquisitions	197	—	197	195
	Litigation-related expenses	2,090	6,908	6,518	10,100
	Transaction-related expenses	—	1,900	(117)	1,900
	Restructuring expenses	139	29	927	204
	Other non-recurring expenses[1,2]	1,608	—	1,608	1,349
	Adjusted EBITDA	$5,565	$(3,145)	$2,530	$(10,427)

	Adjusted EBITDA margin	3.8%	(2.7%)	0.9%	(4.6%)
	Adjusted EBITDA margin expansion	650 bps

[1]	Non-recurring net charges on assets and liabilities associated with customer plan of reorganization
[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy